                                                                      EXHIBIT 16

                          Calculation of Total Return



    The Fund calculates its average annual total return for the periods shown below ending on the date of the most recent balance sheet included in the Registration Statement by finding the average annual compounded rates of return over these periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:



                                P(1 + T)n = ERV

    Where P = a hypothetical initial payment of $10,000.

    T = average annual total return and

    n = number of years

    ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods.

    1 year total return:

        P = $10,000

        n = 1

        ERV = $12,140

        T = 21.40%

    Fiscal year ended June 30, 1998.

    5 year total return:

        P = $10,000

        n = 5

        ERV = $13,740

        T = 6.56%

    Fiscal year ended June 30, 1998.

    10 year total return:

        P = $10,000

        n = 10

        ERV = $11,537

        T = 1.44%

    Fiscal year ended June 30, 1998.
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                               POWER OF ATTORNEY

        I the undersigned trustee of Ameritor Security Trust do hereby severally constitute and appoint Max Katcher our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Max Katcher may deem necessary or advisable to enable Ameritor Security Trust to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form N-1A relating to the offering of share interests in Ameritor Security Trust, including specifically but not limited to, power and authority to sign for me in my name in the capacity indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and I hereby ratify and confirm all the Max Katcher shall do or cause to be done by virtue hereof.



/s/ W. Mark Crain                    Trustee                10-22-98
---------------------------                               -------------
W. Mark Crain                         (Title)                 (Date)
(Signature)

                               POWER OF ATTORNEY

        I the undersigned trustee of Ameritor Security Trust do hereby severally constitute and appoint Max Katcher our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Max Katcher may deem necessary or advisable to enable Ameritor Security Trust to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form N-1A relating to the offering of share interests in Ameritor Security Trust, including specifically but not limited to, power and authority to sign for me in my name in the capacity indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and I hereby ratify and confirm all the Max Katcher shall do or cause to be done by virtue hereof.



/s/ Richard O. Haase                   Trustee               10-23-98
---------------------------                               -------------
Richard O. Haase                       (Title)                (Date)
(Signature)